UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN

PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

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American Superconductor Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other than Registrant)

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AMERICAN SUPERCONDUCTOR CORPORATION

64 Jackson Road

Devens, Massachusetts 01434

Notice of Special Meeting of Stockholders to

be Held on Wednesday, March 18, 2015

The Special Meeting of Stockholders (the “Special Meeting”) of American Superconductor Corporation (“AMSC”) will be held at AMSC’s corporate headquarters, located at 64 Jackson Road, Devens, Massachusetts 01434, on Wednesday, March 18, 2015 at 8:30 a.m., local time, to consider and act upon the following matters:

1.	To approve a series of five separate amendments to AMSC’s restated certificate of incorporation, as amended, to effect a reverse stock split of AMSC’s common stock at ratios of 1-for-8, 1-for-9, 1-for-10, 1-for-11, and 1-for-12, respectively, such ratio to be determined by the Board of Directors, and to decrease the number of authorized shares of AMSC’s common stock to 75,000,000, subject to the Board of Directors’ authority to abandon such amendment.

2.	To approve an adjournment of the Special Meeting, if necessary, to solicit additional proxies if there are not sufficient votes at the time of the Special Meeting to approve Proposal 1.

Stockholders of record at the close of business on January 27, 2015 will be entitled to notice of and to vote at the Special Meeting or any continuation, postponement or adjournment thereof. The stock transfer books of AMSC will remain open.

By Order of the Board of Directors,

John R. Samia, Secretary

Devens, Massachusetts

February 6, 2015

IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE SPECIAL MEETING. THEREFORE, WHETHER OR NOT YOU EXPECT TO ATTEND THE SPECIAL MEETING, PLEASE SUBMIT YOUR PROXY (1) OVER THE INTERNET, (2) BY TELEPHONE, OR (3) BY MAIL. FOR SPECIFIC INSTRUCTIONS, PLEASE REFER TO THE QUESTIONS AND ANSWERS BEGINNING ON THE FIRST PAGE OF THE PROXY STATEMENT AND THE INSTRUCTIONS ON THE PROXY CARD RELATING TO THE SPECIAL MEETING.

i

AMERICAN SUPERCONDUCTOR CORPORATION

64 Jackson Road

Devens, Massachusetts 01434

PROXY STATEMENT

For the Special Meeting of Stockholders to be Held on Wednesday, March 18, 2015

This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors, or Board, of American Superconductor Corporation, or AMSC or the Company, for use at the Special Meeting of Stockholders, or Special Meeting, to be held on Wednesday, March 18, 2015, beginning at 8:30 a.m., local time, at AMSC’s corporate headquarters, located at 64 Jackson Road, Devens, Massachusetts 01434, and at any continuation, postponement or adjournment of the Special Meeting. On or about February 6, 2015, we are releasing this proxy statement and accompanying proxy materials to our stockholders of record on the record date for the meeting.

Important Notice Regarding the Availability of Proxy Materials

for the Stockholder Meeting to be Held on March 18, 2015

This proxy statement is available at www.proxyvote.com

INFORMATION ABOUT THIS PROXY STATEMENT

Why you received this proxy statement. You are viewing or have received these proxy materials because AMSC’s Board is soliciting your proxy to vote your shares at the Special Meeting. This proxy statement includes information that we are required to provide to you under the rules of the Securities and Exchange Commission, or SEC, and that is designed to assist you in voting your shares.

Notice of Internet Availability of Proxy Materials. As permitted by SEC rules, AMSC is making this proxy statement and accompanying proxy materials available to certain of its stockholders electronically via the Internet. On or about February 6, 2015, we mailed to these stockholders a Notice of Internet Availability of Proxy Materials (the “Internet Notice”) containing instructions on how to access this proxy statement and accompanying proxy materials and vote online. If you received an Internet Notice by mail, you will not receive a printed copy of the proxy materials in the mail unless you specifically request them. Instead, the Internet Notice instructs you on how to access and review all of the important information contained in the proxy statement and accompanying proxy materials. The Internet Notice also instructs you on how you may submit your proxy over the Internet. If you received an Internet Notice by mail and would like to receive a printed copy of our proxy materials, then you should follow the instructions for requesting such materials contained on the Internet Notice.

Printed Copies of Our Proxy Materials. Some of our stockholders received printed copies of our proxy statement and proxy card. If you received printed copies of our proxy materials, then instructions regarding how you can vote are contained on the proxy card included in the materials.

INFORMATION ABOUT THE SPECIAL MEETING AND VOTING

What is the purpose of the Special Meeting?

At our Special Meeting, stockholders will act upon the matters outlined in the accompanying notice of meeting, including the approval of a series of five separate amendments to our restated certificate of incorporation, as amended (our “Restated Certificate of Incorporation”) to effect a reverse stock split of our common stock at ratios of 1-for-8, 1-for-9, 1-for-10, 1-for-11, and 1-for-12, respectively, and to authorize the Board to select and file one such amendment at such ratio to be determined by the Board, and decrease the number of authorized shares of our common stock to 75,000,000, subject to the Board’s authority to abandon such amendment (“Proposal 1”); and the approval of the adjournment of the Special Meeting, if necessary, to solicit additional proxies if there are not sufficient votes at the time of the Special Meeting to approve Proposal 1 (“Proposal 2”).

Who is entitled to vote?

You are entitled to vote at the Special Meeting, or any continuation, postponement or adjournment of the Special Meeting, only if you were a stockholder of record at the close of business on the record date, January 27, 2015, or if you hold a valid proxy for the Special Meeting. The number of stockholders of record as of the January 27, 2015 record date was 389. Holders of shares of our common stock are entitled to one vote per share.

Who can attend the meeting?

All stockholders as of the record date, or their duly appointed proxies, may attend the Special Meeting. Please note that if you hold your shares in “street name” (through a bank, broker or other nominee), you will need to bring a copy of a brokerage statement reflecting your stock ownership in AMSC as of the record date or the Internet Notice you received from your bank, broker or other nominee to be admitted to the Special Meeting. You may obtain directions to the location of our Special Meeting by writing our Investor Relations department at 64 Jackson Road, Devens, Massachusetts 01434 or by calling (978) 842-3247.

What constitutes a quorum?

The holders of a majority of the shares of common stock outstanding and entitled to vote at the Special Meeting will constitute a quorum for the transaction of business at the Special Meeting. Shares of common stock represented in person or by proxy (including shares which abstain or do not vote with respect to one or more of the matters presented for stockholder approval) will be counted as present and entitled to vote for purposes of determining whether a quorum is present at the Special Meeting. As of the January 27, 2015 record date, 95,722,127 shares of our common stock were outstanding and entitled to vote.

How do I vote?

If you are a stockholder of record, meaning your shares are registered in your name, you may vote:

(1) Over the Internet: Go to the website of our tabulator, Broadridge, at www.proxyvote.com. Use the vote control number printed on your Internet Notice or proxy card to access your account and vote your shares. You must specify how you want your shares voted or your Internet vote cannot be completed and you will receive an error message. Your shares will be voted according to your instructions.

(2) By Telephone: Call 1-800-690-6903, toll free from the U.S. and Canada, and follow the instructions on your proxy card. You must specify how you want your shares voted and confirm your vote at the end of the call or your telephone vote cannot be completed. Your shares will be voted according to your instructions.

(3) By Mail: Complete and sign your proxy card and mail it in the accompanying postage prepaid envelope to Broadridge, 51 Mercedes Way, Edgewood, NY 11717. Your shares will be voted according to your instructions. If you do not specify how you want your shares voted, they will be voted as recommended by our Board of Directors.

(4) In Person at the Special Meeting: If you attend the Special Meeting, you may deliver your completed proxy card in person or you may vote by completing a ballot, which we will provide to you at the Special Meeting.

If your shares are held in “street name,” meaning they are held for your account by a bank, broker or other nominee, you may vote:

(1) Over the Internet or by Telephone: You will receive instructions from your bank, broker or other nominee if they permit Internet or telephone voting. You should follow those instructions.

(2) By Mail: You will receive instructions from your bank, broker or other nominee explaining how you can vote your shares by mail. You should follow those instructions.

(3) In Person at the Special Meeting: To be able to vote your shares held in street name in person at the Special Meeting, you will need to obtain a legal proxy (separate from the proxy card supplied by us) that is prepared and supplied by your bank, broker or other nominee. You will not be able to vote in person at the Special Meeting unless you have a proxy from your bank, broker or other nominee issued in your name giving you the right to vote your shares.

Can I change my proxy after I return my proxy card?

Yes. You may revoke your proxy and change your vote at any time before the Special Meeting. To do so, you must do one of the following:

(1) Vote over the Internet or by telephone as instructed above. Only your latest Internet or telephone vote is counted.

(2) Sign a new proxy and submit it as instructed above. Only your latest dated proxy will be counted.

(3) Attend the Special Meeting, request that your proxy be revoked and vote in person as instructed above. Attending the Special Meeting will not revoke your proxy unless you specifically request it.

Will my shares be voted if I don’t return my proxy?

If your shares are registered directly in your name, your shares will not be voted if you do not vote over the Internet, by telephone, by returning your proxy or voting by ballot at the Special Meeting. If your shares are held in “street name” by a bank, broker or other nominee, that person, as the record holder of your shares, is required to vote your shares according to your instructions. Your bank, broker or other nominee will send you directions on how to vote those shares. Under applicable stock exchange rules, even if you do not give instructions to your bank, broker or other nominee, it has discretionary authority to vote your shares with respect to Proposals 1 and 2. We encourage you to provide voting instructions. This ensures your shares will be voted at the meeting in the manner you desire. If your bank, broker or other nominee chooses not to vote on a matter for which it has discretionary voting authority, this will be treated as a “broker non-vote.”

What is the vote required to approve each matter?

Proposal 1: Approval of a Series of Five Separate Amendments to our Restated Certificate of Incorporation. The affirmative vote of a majority of the Company’s outstanding common stock is required to approve Proposal 1. Abstentions will have the same effect as votes against Proposal 1. Because brokers have discretionary authority to vote on Proposal 1, we do not expect any broker non-votes in connection with this proposal. The Board of Directors recommends that you vote “FOR” Proposal 1.

Proposal 2: Approval of the Adjournment of the Special Meeting. The affirmative vote of the holders of a majority of the shares of common stock voting on the matter is required for approval of Proposal 2. Abstentions will have no effect on the outcome of Proposal 2. Because brokers have discretionary authority to vote on Proposal 2, we do not expect any broker non-votes in connection with this proposal. The Board of Directors recommends that you vote “FOR” Proposal 2.

Are there other matters to be voted on at the Special Meeting?

No. The only matters to be voted on at the Special Meeting are Proposals 1 and 2. Under Section 1.3 of our Amended and Restated By-Laws, only the matters indicated in the notice of meeting accompanying this proxy statement may be transacted at the Special Meeting.

Our Board encourages stockholders to attend the Special Meeting. Whether or not you plan to attend, you are urged to submit your proxy. Prompt response will greatly facilitate arrangements for the meeting and your cooperation will be appreciated. Stockholders who attend the Special Meeting may vote their stock personally even though they may have sent in their proxies.

PROPOSAL 1

APPROVAL OF A SERIES OF FIVE SEPARATE AMENDMENTS TO OUR RESTATED CERTIFICATE OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT AND DECREASE THE NUMBER OF AUTHORIZED SHARES

General

Our Board of Directors has adopted and is recommending that our stockholders approve a series of five separate amendments to our Restated Certificate of Incorporation and thereby authorize the Board of Directors to select and file one such amendment to effect a reverse stock split of our common stock at a ratio of 1-for-8, 1-for-9, 1-for-10, 1-for-11, or 1-for-12, such ratio to be determined by our Board of Directors, and decrease the number of authorized shares of our common stock to 75,000,000. Pursuant to the law of the State of Delaware, our state of incorporation, the Board of Directors must adopt any amendment to our certificate of incorporation and submit the amendment to stockholders for their approval. The form of proposed amendments to our Restated Certificate of Incorporation is attached to this proxy statement as Appendix A.

By approving this proposal, stockholders will approve a series of five separate amendments to our Restated Certificate of Incorporation pursuant to which any whole number of outstanding shares between and including eight and twelve would be combined into one share of our common stock, and authorize our Board of Directors to file only one such amendment with the Secretary of State of the State of Delaware, as determined by our Board of Directors in the manner described herein, and to abandon each other amendment not selected by our Board of Directors. Our Board of Directors believes that stockholder approval of amendments granting our Board of Directors this discretion, rather than approval of a specified reverse stock split ratio, provides our Board of Directors with maximum flexibility to react to then-current market conditions and, therefore, is in the best interests of the Company and its stockholders. The Board of Directors may effect only one reverse stock split as a result of this authorization. The Board may also elect not to effect any reverse stock split. The Board’s decision as to whether and when to effect the reverse stock split will be based on a number of factors, including market conditions, the historical, existing and expected trading price of our common stock, the anticipated impact of the reverse stock split on the trading price our common stock, and the continued listing requirements of The NASDAQ Global Select Market. Although our stockholders may approve the reverse stock split, we will not effect the reverse stock split if the Board of Directors does not deem it to be in the best interests of the Company and its stockholders.

Each proposed amendment also provides that the number of authorized shares of our common stock will be decreased to 75,000,000. Because the reverse stock split will decrease the number of outstanding shares of our common stock by a ratio in the range of 1-for-8, 1-for-9, 1-for-10, 1-for-11, or 1-for-12, as determined by the Board of Directors, each of the five separate proposed amendments would result in a relative increase in the number of authorized and unissued shares of our common stock. For more information on the relative increase in the number of authorized shares of our common stock, see “Principal Effects and Purpose of Decrease (Relative Increase) in Number of Authorized Shares of our Common Stock” and “Anti-takeover Effects of Proposed Amendments” below.

Purpose and Background of the Reverse Stock Split

On December 18, 2014, the Board of Directors approved the proposed amendments to our Restated Certificate of Incorporation to effect the reverse stock split for the following reasons:

•

The Board of Directors believes that effecting the reverse stock split could be an effective means of regaining compliance with the minimum bid price requirement for continued listing of our common stock on The NASDAQ Global Select Market;

•

The Board of Directors believes that continued listing on The NASDAQ Global Select Market provides overall credibility to an investment in our stock, given the stringent listing and disclosure requirements of The NASDAQ Global Select Market. Notably, some trading firms discourage investors from investing in lower priced stocks that are traded in the over-the-counter market because they are not held to the same stringent standards. Increasing visibility of our stock among a larger pool of potential investors could result in higher trading volumes. Such increases in visibility and liquidity could also help facilitate future financings;

•

The Board of Directors believes that a higher stock price, which may be achieved through a reverse stock split, could help generate investor interest in the Company and help attract, retain, and motivate employees; and

•

The Board of Directors believes that some potential employees are less likely to work for the Company if we have a low stock price or are no longer listed on the NASDAQ Global Select Market, regardless of size of our overall market capitalization.

NASDAQ Requirements for Continued Listing

Our common stock is quoted on The NASDAQ Global Select Market under the symbol “AMSC.” One of the requirements for continued listing on The NASDAQ Global Select Market pursuant to NASDAQ Listing Rule 5450(a)(1) is maintenance of a minimum closing bid price of $1.00. On January 27, 2015, the closing market price per share of our common stock was $0.66, as reported by The NASDAQ Global Select Market.

On January 14, 2015, we received a written notification from The NASDAQ Stock Market LLC (“NASDAQ”) notifying us that we had failed to comply with the minimum bid price requirement because the bid price for our common stock over a period of 30 consecutive business days prior to such date had closed below the minimum $1.00 per share requirement. In accordance with NASDAQ Listing Rule 5810(c)(3)(A), we have a period of 180 calendar days, or until July 13, 2015, to regain compliance with the minimum bid price requirement of $1.00 per share. To regain compliance, the minimum closing bid price per share of our common stock must be at least $1.00 for a minimum of ten consecutive business days. If we fail to regain compliance by July 13, 2015, our stock will be subject to delisting by NASDAQ. In such event, our common stock would likely trade in the over-the-counter market.

If our common stock were to trade on the over-the-counter market, selling our common stock could be more difficult because smaller quantities of shares would likely be bought and sold, and transactions could be delayed. In addition, in the event our common stock is delisted, broker-dealers have certain regulatory burdens imposed upon them, which may discourage broker-dealers from effecting transactions in our common stock, further limiting the liquidity of our common stock. These factors could result in lower prices and larger spreads in the bid and ask prices for our common stock.

Such delisting from The NASDAQ Global Select Market and continued or further decline in our stock price could also greatly impair our ability to raise additional necessary capital through equity or debt financing.

In light of the factors mentioned above, our Board of Directors unanimously approved the proposed amendments to our Restated Certificate of Incorporation to effect the reverse stock split as a potential means of increasing and maintaining the price of our common stock to above $1.00 per share in compliance with NASDAQ requirements.

Potential Increased Investor Interest

In approving the proposed amendments to our Restated Certificate of Incorporation, the Board of Directors considered that the Company’s common stock may not appeal to brokerage firms that are reluctant to recommend lower priced securities to their clients. Investors may also be dissuaded from purchasing lower priced stocks because the brokerage commissions, as a percentage of the total transaction, tend to be higher for such stocks. Moreover, the analysts at many brokerage firms do not monitor the trading activity or otherwise provide coverage of lower priced stocks.

Risks Associated with the Reverse Stock Split

There are risks associated with the reverse stock split, including that the reverse stock split may not result in a sustained increase in the per share price of our common stock. There is no assurance that:

•

The market price per share of our common stock after the reverse stock split will rise in proportion to the reduction in the number of shares of our common stock outstanding before the reverse stock split;

•

The reverse stock split will result in a per share price that will increase the level of investment in our common stock by institutional investors or increase analyst and broker interest in our Company;

•	The reverse stock split will result in a per share price that will increase our ability to attract and retain employees and other service providers; and

•

The market price per share will either exceed or remain in excess of the $1.00 minimum bid price as required by NASDAQ, or that we will otherwise meet the requirements of NASDAQ for continued inclusion for trading on The NASDAQ Global Select Market.

Stockholders should note that the effect of the reverse stock split, if any, upon the market price of our common stock cannot be accurately predicted. In particular, we cannot assure you that the price for shares of our common stock after the reverse stock split will be eight (8) to twelve (12) times, as applicable, the price for shares of our common stock immediately prior to the reverse stock split. Furthermore, even if the market price of our common stock does rise following the reverse stock split, we cannot assure you that the market price of our common stock immediately after the proposed reverse stock split will be maintained for any period of time. Even if an increased per-share price can be maintained, the reverse stock split may not achieve the desired results that have been outlined above. Moreover, because some investors may view the reverse stock split negatively, we cannot assure you that the reverse stock split will not adversely impact the market price of our common stock.

The market price of our common stock will also be based on our performance and other factors, some of which are unrelated to the reverse stock split or the number of shares outstanding. If the reverse stock split is effected and the market price of our common stock declines, the percentage decline as an absolute number and as a percentage of our overall market capitalization may be greater than would occur in the absence of a reverse stock split. The total market capitalization of our common stock after implementation of the reverse stock split when and if implemented may also be lower than the total market capitalization before the reverse stock split. Furthermore, the liquidity of our common stock could be adversely affected by the reduced number of shares that would be outstanding after the reverse stock split.

While we aim that the reverse stock split will be sufficient to maintain our listing on The NASDAQ Global Select Market, it is possible that, even if the reverse stock split results in a bid price for our common stock that exceeds $1.00 per share, we may not be able to continue to satisfy NASDAQ’s additional criteria for continued listing of our common stock on The NASDAQ Global Select Market, including but not limited to the requirement that we have at least 400 stockholders.

We believe that the reverse stock split may result in greater liquidity for our stockholders. However, it is also possible that such liquidity could be adversely affected by the reduced number of shares outstanding after the reverse stock split, particularly if the price of our common stock does not increase as a result of the reverse stock split.

Principal Effects of the Reverse Stock Split

If the stockholders approve this proposal and the Board of Directors implements the reverse stock split, we will amend and restate the first sentence of Article Fourth of our Restated Certificate of Incorporation relating to our authorized capital, in its entirety to read as follows:

“That, effective on the filing of this Certificate of Amendment of Restated Certificate of Incorporation with the Office of the Secretary of State of the State of Delaware (the “Effective Time”), a one-for-[*] reverse stock split of the Corporation’s Common Stock shall become effective, pursuant to which each [*] shares of Common Stock outstanding and held of record by each stockholder of the Corporation (including treasury shares) immediately prior to the Effective Time shall be reclassified and combined into one validly issued, fully-paid and nonassessable share of Common Stock automatically and without any action by the holder thereof upon the Effective Time and shall represent one share of Common Stock from and after the Effective Time (such reclassification and combination of shares, the “Reverse Stock Split”). The par value of the Common Stock following the Reverse Stock Split shall remain at $0.01 per share. No fractional shares of Common Stock shall be issued as a result of the Reverse Stock Split. In lieu thereof, (i) with respect to holders of one or more certificates which formerly represented shares of Common Stock that were issued and outstanding immediately prior to the Effective Time, upon surrender after the Effective Time of such certificate or certificates, any holder who would otherwise be entitled to a fractional share of Common Stock as a result of the Reverse Stock Split, following the Effective Time, shall be entitled to receive a cash payment (the “Fractional Share Payment”) equal to the fraction of which such holder would otherwise be entitled multiplied by the closing price per share on the trading day immediately preceding the Effective Time as reported by The Nasdaq Global Select Market (as adjusted to give effect to the Reverse Stock Split); provided that, whether or not fractional shares would be issuable as a result of the Reverse Stock Split shall be determined on the basis of (a) the total number of shares of Common Stock that were issued and outstanding immediately prior to the Effective Time formerly represented by certificates that the holder is at the time surrendering and (b) the aggregate number of shares of Common Stock after the Effective Time into which the shares of Common Stock formerly represented by such certificates shall have been reclassified; and (ii) with respect to holders of shares of Common Stock in book-entry form in the records of the Company’s transfer agent that were issued and outstanding immediately prior to the Effective Time, any holder who would otherwise be entitled to a fractional share of Common Stock as a result of the Reverse Stock Split, following the Effective Time, shall be entitled to receive the Fractional Share Payment automatically and without any action by the holder.

The total number of shares of capital stock which the Corporation shall have authority to issue is 75,000,000 shares of Common Stock, $0.01 par value per share (the “Common Stock”), which capital stock shall have the voting powers, preferences and relative participating, optional or other special rights, qualifications, limitations or restrictions thereof as are set forth below.”

* By approving this amendment, stockholders will approve the combination of any whole number of shares of common stock between and including eight (8) and twelve (12) into one (1) share of common stock. The certificate of amendment filed with the Secretary of State of the State of Delaware will include only that reverse stock split ratio determined by the Board of Directors to be in the best interests of the Company and its stockholders. The Board of Directors will not implement any amendment providing for a different reverse stock split ratio.

The reverse stock split will be effected simultaneously for all issued and outstanding shares of common stock and the reverse stock split ratio will be the same for all issued and outstanding shares of common stock. The reverse stock split will affect all of our stockholders uniformly and will not affect any stockholder’s percentage ownership interests in the Company, except to the extent that the reverse stock split results in any of our stockholders owning a fractional share. After the reverse stock split, the shares of our common stock will have the same voting rights and rights to dividends and distributions and will be identical in all other respects to our common stock now authorized. Common stock issued pursuant to the reverse stock split will remain fully paid and non-assessable. The reverse stock split will not affect the Company continuing to be subject to the periodic reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

The reverse stock split may result in some stockholders owning “odd-lots” of less than 100 shares of our common stock. Brokerage commissions and other costs of transactions in odd-lots are generally higher than the costs of transactions in “round-lots” of even multiples of 100 shares.

Following the effectiveness of any reverse stock split approved by the stockholders and implementation by the Board of Directors, current stockholders will hold fewer shares of common stock, with such number of shares dependent on the specific ratio of the reverse stock split. For example, if the Board approves of a 1-for-10 reverse stock split, a stockholder owning a “round-lot” of 100 shares of common stock prior to the reverse stock split would hold 10 shares of common stock following the reverse stock split. THE HIGHER THE REVERSE RATIO (1-FOR-10 BEING HIGHER THAN 1-FOR-8, FOR EXAMPLE), THE GREATER THE REDUCTION OF RELATED SHARES EACH EXISTING STOCKHOLDER, AFTER THE REVERSE STOCK SPLIT, WILL EXPERIENCE.

In deciding whether to implement the reverse stock split and the specific reverse stock split ratio to be used, the Board of Directors will consider primarily the satisfaction of the NASDAQ continued listing requirements, as described above under the heading “NASDAQ Requirements for Continued Listing.” It may also consider, among other things: (i) the market price of the common stock at the time of the reverse stock split; (ii) the number of shares that will be outstanding after the reverse stock split; (iii) the expected number of stockholders following the reverse stock split; (iv) the stockholders’ equity at such time; (v) the shares of common stock available for issuance in the future; and (vi) the liquidity of the common stock in the market and the improved liquidity that may result. The Board of Directors maintains the right to abandon the proposed amendments to our Restated Certificate of Incorporation if it determines, in its sole discretion, that we will be able to satisfy the listing requirements of NASDAQ without implementing the reverse stock split or if the proposed amendments to our Restated Certificate of Incorporation are otherwise no longer in the best interests of the Company.

IF THIS PROPOSAL IS NOT APPROVED, WE MAY BE UNABLE TO MAINTAIN THE LISTING OF OUR COMMON STOCK ON THE NASDAQ GLOBAL SELECT MARKET, WHICH COULD ADVERSELY AFFECT THE LIQUIDITY AND MARKETABILITY OF OUR COMMON STOCK.

Principal Effects and Purpose of Decrease (Relative Increase) in Number of Authorized Shares of our Common Stock

If the proposed amendments to our Restated Certificate of Incorporation are approved by the Company’s stockholders, and if the Board of Directors authorizes the Company to file any such amendment with the Secretary of State of the State of Delaware, at the effective time of the amendment the number of authorized shares of our common stock will be decreased to 75,000,000 from 150,000,000. Because the reverse stock split will decrease the number of outstanding shares of our common stock by a ratio in the range of 1-for-8, 1-for-9, 1-for-10, 1-for-11, or 1-for-12, as determined by the Board of Directors, each of the proposed amendments would result in a relative increase in the number of authorized and unissued shares of our common stock. The purpose of the relative increase in the amount of authorized and unissued shares of our common stock is to allow our Company the ability to issue additional shares of common stock in connection with future financings, employee and director benefit programs and other desirable corporate activities, without requiring our Company’s stockholders to approve an increase in the authorized number of shares of common stock each time such an action is contemplated. If any of the proposed amendments to the Restated Certificate of Incorporation are approved, all or any of the authorized and unissued shares of common stock may be issued in the future for such corporate purposes and such consideration as the Board of Directors deems advisable from time to time, without further action by the stockholders of our Company and without first offering such shares to our stockholders. When and if additional shares of common stock are issued, these new shares would have the same voting and other rights and privileges as the currently issued and outstanding shares of common stock, including the right to cast one vote per share. Except pursuant to our Company’s employee and director stock plans and outstanding warrants, our Company presently has no plan, commitment, arrangement, understanding or agreement regarding the issuance of common stock. However, the Company regularly considers its capital requirements and may conduct equity offerings in the future.

Because our stockholders have no preemptive rights to purchase or subscribe for any of our unissued common stock, the future issuance of additional shares of common stock will reduce our current stockholders’ percentage ownership interest in the total outstanding shares of common stock. In the absence of a proportionate increase in our future earnings and book value, an increase in the number of our outstanding shares of common stock would dilute our projected future earnings per share, if any, and book value per share of all our outstanding shares of the common stock. If these factors were reflected in the price per share of our common stock, the potential realizable value of a stockholder’s investment could be adversely affected. An issuance of additional shares could therefore have an adverse effect on the potential realizable value of a stockholder’s investment.

Effects of the Amendments on our Common Stock

After the effective time of the amendment to our Restated Certificate of Incorporation, each stockholder will own fewer shares of our common stock as a result of the reverse stock split and the number of our authorized shares of common stock will be decreased to 75,000,000 from 150,000,000, regardless of the reverse stock split ratio chosen by the Board of Directors. Because the reverse stock split will decrease the number of outstanding shares of our common stock, each of the proposed amendments will result in a relative increase in the number of authorized and unissued shares of our common stock. All outstanding options and warrants to purchase shares of our common stock, including any held by our officers and directors, would be adjusted as a result of the reverse stock split. In particular, the number of shares issuable upon the exercise of each instrument would be reduced, and the exercise price per share, if applicable, would be increased, in accordance with the terms of each instrument and based on the ratio of the reverse stock split.

The chart below outlines the capital structure as described in this proposal and prior to and immediately following a possible reverse stock split at each of the proposed reverse stock split ratios and the decrease in the number of authorized shares of common stock to 75,000,000. The number of shares disclosed in the column “Number of shares of common stock before reverse stock split” reflects the number of shares as of the record date, January 27, 2015. The number of shares disclosed in the columns “Estimated number of shares of common stock after reverse stock split” gives effect to the reverse stock split at each of the proposed ratios as of January 27, 2015 as well as the reduction in the number of authorized shares of common stock to 75,000,000, but does not give effect to any other changes, including any issuance of securities after January 27, 2015.

	Number of shares of common stock before reverse stock split	Estimated number of shares of common stock after reverse stock split (3) Ratio of Reverse Stock Split:
		1:8	1:9	1:10	1:11	1:12
Authorized	150,000,000	75,000,000	75,000,000	75,000,000	75,000,000	75,000,000
Issued and Outstanding	95,722,127	11,965,266	10,635,792	9,572,213	8,702,012	7,976,844
Issuable under Outstanding Warrants	11,864,113	1,483,014	1,318,235	1,186,411	1,078,556	988,676
Issuable under Outstanding Stock Options	3,826,340	478,293	425,149	382,634	347,849	318,862
Reserved for Issuance (1)	6,237,269	779,659	693,030	623,727	567,024	519,772
Authorized but Unissued (2)	32,350,151	60,293,768	61,927,794	63,235,015	64,304,559	65,195,846

(1)	Shares reserved for future issuance under the Company’s existing equity incentive plans, excluding shares issuable under outstanding stock options.

(2)	Shares authorized but unissued represent common stock available for future issuance beyond shares outstanding as of January 27, 2015 and shares issuable under outstanding warrants and stock options.

(3)	The shares presented are an estimate as we do not know the number of fractional shares that will be required to be paid out in cash following the reverse stock split.

Procedure for Effecting Reverse Stock Split and Exchange of Stock Certificates, if Applicable

If the proposed amendments to our Restated Certificate of Incorporation are approved by the Company’s stockholders, and if at such time the Board of Directors still believes that a reverse stock split is in the best interests of the Company and its stockholders, the Board will determine the ratio, within the range approved by the Company’s stockholders, of the reverse stock split to be implemented. The reverse stock split will become effective at the time of filing of the certificate of amendment with the Secretary of State of the State of Delaware (the “Effective Time”). At the Effective Time, shares of common stock issued and outstanding immediately prior thereto will be combined, automatically and without any action on the part of the stockholders, into new shares of common stock in accordance with the reverse stock split ratio contained in the certificate of amendment.

As soon as practicable after the Effective Time, stockholders will be notified by our transfer agent that the reverse stock split has been effected. If you hold shares of common stock in book-entry form, you will not need to take any action to receive post-reverse stock split shares of our common stock. As soon as practicable after the Effective Time, the Company’s transfer agent will send to your registered address a transmittal letter along with a statement of ownership indicating the number of post-reverse stock split shares of common stock you hold. If applicable, a check representing a cash payment in lieu of fractional shares will also be mailed to your registered address as soon as practicable after the Effective Time (see “Fractional Shares” below).

Some stockholders hold their shares of common stock in certificate form. Our transfer agent will act as exchange agent for purposes of implementing the exchange of stock certificates, if applicable. If you are a stockholder holding pre-reverse stock split shares in certificate form, you will receive a transmittal letter from the Company’s transfer agent as soon as practicable after the Effective Time. The transmittal letter will be accompanied by instructions specifying how you can exchange your certificate or certificates representing the pre-reverse stock split shares of our common stock for a statement of ownership. When you submit your certificate or certificates representing the pre-reverse stock split shares of our common stock, your post-reverse stock split shares of our common stock will be held electronically in book-entry form in the Direct Registration System. This means that, instead of receiving a new stock certificate representing the aggregate number of post-reverse stock split shares you own, you will receive a statement indicating the number of post-reverse stock split shares you own in book-entry form. We will no longer issue physical stock certificates unless you make a specific request for a certificate representing your post-reverse stock split ownership interest.

STOCKHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATE(S) AND SHOULD NOT SUBMIT ANY CERTIFICATE(S) UNTIL REQUESTED TO DO SO.

Beginning at the Effective Time, each certificate representing pre-reverse stock split shares will be deemed for all corporate purposes to evidence ownership of post-reverse stock split shares.

Fractional Shares

No scrip or fractional shares would be issued if, as a result of the reverse stock split, a stockholder would otherwise become entitled to a fractional share. Instead, each stockholder will be entitled to receive a cash payment equal to the fraction of which such stockholder would otherwise be entitled multiplied by the closing price per share on the trading day immediately preceding the Effective Time as reported by The NASDAQ Global Select Market (as adjusted to give effect to the reverse stock split). No transaction costs would be assessed to stockholders for the cash payment. Stockholders would not be entitled to receive interest for their fractional shares.

After the reverse stock split, then-current stockholders would have no further interest in our Company with respect to their fractional shares. A person entitled to a fractional share would not have any voting, dividend or other rights in respect of their fractional share except to receive the cash payment as described above. Such cash payments would reduce the number of post-reverse stock split stockholders to the extent that there are stockholders holding fewer than that number of pre-reverse stock split shares within the reverse stock split ratio that is determined by us as described above. Reducing the number of post-reverse stock split stockholders, however, is not the purpose of this proposal.

Stockholders should be aware that, under the escheat laws of the various jurisdictions where stockholders reside, where we are domiciled and where the funds for fractional shares would be deposited, sums due to stockholders in payment for fractional shares that are not timely claimed after the Effective Time may be required to be paid to the designated agent for each such jurisdiction. Thereafter, stockholders otherwise entitled to receive such funds may have to seek to obtain them directly from the state to which they were paid.

Effect on Outstanding Stock Options and Warrants

The Company has equity incentive plans designed primarily to provide stock-based incentives to employees pursuant to which we have issued stock options to purchase shares of our common stock. As of December 31, 2014, we had granted 3,833,256 stock options under our equity incentive plans. In addition, we have issued to third party investors and others warrants to purchase shares of our common stock. As of December 31, 2014, we had issued and outstanding warrants to purchase up to 11,864,113 shares of our common stock, which includes warrants issued to Capital Ventures International to purchase up to 3,094,060 shares of our common stock (the “Heights Warrants”). In the event of a reverse stock split, our Board of Directors generally has the discretion to determine the appropriate adjustment to awards granted under the equity incentive plans. Further, the terms of the warrants, including the Heights Warrants, provide for appropriate adjustments in the event of a stock split. In addition, the terms of the Heights Warrants also include an additional adjustment to the exercise price if the average volume weighted average price decreases during the 15 trading days following a reverse split compared to the average volume weighted average price during the 15 trading days prior to the reverse split. Accordingly, if the reverse stock split is approved by our stockholders and our Board of Directors decides to implement the reverse stock split, as of the Effective Time the number of all outstanding warrants and option grants, the number of shares issuable and the exercise price, as applicable, relating to options under our equity incentive plans and warrants, will be proportionately adjusted based on the reverse stock split ratio selected by our Board of Directors, subject to the terms of such options and warrants. In addition, the exercise price of the Heights Warrants may be further adjusted if the average volume weighted average price decreases during the 15 trading days following the Effective Time compared to the average volume weighted average price during the 15 trading days prior to the Effective Time. Our Board of Directors has also authorized the Company to effect any other changes necessary, desirable or appropriate to give effect to the reverse stock split, including any applicable technical, conforming changes.

For example, if a 1-for-10 reverse stock split is effected, as of the record date the aggregate number of shares issuable under the warrants and stock options would be approximately 1,186,411 and 382,634, respectively, representing a 10 fold decrease in the number of shares issuable under those warrants and stock options. The terms of our outstanding warrants and stock options do not permit exercise for fractional shares. As such, the number of shares issuable under any individual outstanding warrant or stock option shall be rounded up or down as provided for under the specific terms of our equity incentive plans and warrants, or in the case of certain of our warrants, upon exercise of those warrants the Company shall pay cash amounts for fractional shares that otherwise would be issued. Commensurately, the exercise price under each outstanding warrant and stock option would, except as noted above, be increased by 10 times such that upon exercise, the aggregate exercise price payable by the warrantholder or optionee to the Company would remain the same. Furthermore, the aggregate number of shares currently available under our equity incentive plans for future stock option and other equity-based grants will be proportionally reduced to reflect the reverse stock split ratio (rounded down to the nearest share). For example, in the event of a 1-for-10 reverse stock split, as of the record date, 6,237,269 shares that currently remain available for issuance under our equity incentive plans would be adjusted to equal approximately 623,727 shares, subject to future potential increases pursuant to the terms of those plans.

Accounting Matters

The reverse stock split will not affect the common stock capital account on our balance sheet. However, because the par value of our common stock will remain unchanged at the Effective Time of the split, the components that make up the common stock capital account will change by offsetting amounts. Depending on the size of the reverse stock split the Board of Directors decides to implement, the stated capital component will be reduced to an amount between one-eighth (1/8) and one-twelfth (1/12) of its present amount, and the additional paid-in capital component will be increased with the amount by which the stated capital is reduced. The per share net income or loss and net book value of our common stock will be increased because there will be fewer shares of common stock outstanding. Prior periods’ per share amounts will be restated to reflect the reverse stock split.

No Dissenters’ Rights

Under the Delaware General Corporation Law, the Company’s stockholders will not be entitled to dissenters’ rights with respect to the reverse stock split, and we do not intend to independently provide stockholders with any such right.

No Going Private Transaction

Notwithstanding the decrease in the number of outstanding shares following the reverse stock split, the Board of Directors does not intend for this transaction to be the first step in a series of plans or proposals of a “going private transaction” within the meaning of Rule 13e-3 of the Exchange Act.

Interests of Certain Persons in the Proposal

Certain of our officers and directors have an interest in this Proposal 1 as a result of their ownership of shares of our common stock, as set forth below in the section entitled “Stock Ownership of Certain Beneficial Owners and Management” below. However, we do not believe that our officers or directors have interests in Proposal 1 that are different from or greater than those of any of our other stockholders.

Anti-takeover Effects of Proposed Amendments

Release No. 34-15230 of the staff of the SEC requires disclosure and discussion of the effects of any action, including each of the proposed amendments to our Restated Certificate of Incorporation discussed herein, that may be used as an anti-takeover mechanism. Because each of the proposed amendments to our Restated Certificate of Incorporation provide that the number of authorized shares of common stock will be 75,000,000, the amendment that is filed with the Secretary of State of the State of Delaware, if any such amendment is so filed, will result in a relative increase in the number of authorized but unissued shares of our common stock vis-à-vis the number of outstanding shares of our common stock after the reverse stock split and, could, under certain circumstances, have an anti-takeover effect, although this is not the purpose or intent of our Board of Directors. A relative increase in the number of our authorized shares could enable the Board of Directors to render more difficult or discourage an attempt by a party attempting to obtain control of the Company by tender offer or other means. The issuance of common stock in a public or private sale, merger or similar transaction would increase the number of outstanding shares entitled to vote, increase the number of votes required to approve a change of control of the Company and dilute the interest of a party attempting to obtain control of the Company. Any such issuance could deprive stockholders of benefits that could result from an attempt to obtain control of the Company, such as the realization of a premium over the market price that such an attempt could cause. Moreover, the issuance of common stock to persons friendly to the Board could make it more difficult to remove incumbent officers and directors from office even if such change were favorable to stockholders generally.

As stated above, the Company has no present intent to use the relative increase in the number of authorized shares of our common stock for anti-takeover purposes, and the proposed amendments are not part of a plan by the Board of Directors to adopt a series of anti-takeover provisions; however, if the proposed amendments are approved by the stockholders, then a greater number of shares of our common stock would be available for such purpose than is currently available. The Company is not aware of any pending or threatened efforts to obtain control of the Company, and the Board of Directors has no present intent to authorize the issuance of additional shares of common stock to discourage such efforts if they were to arise.

Material United States Federal Income Tax Consequences of the Reverse Stock Split

The following discussion describes the anticipated material United States Federal income tax consequences to “U.S. holders” (as defined below) of Company capital stock relating to the reverse stock split. This discussion is based upon the Internal Revenue Code of 1986, as amended (the “Code”), Treasury Regulations, judicial authorities, published positions of the Internal Revenue Service (“IRS”), and other applicable authorities, all as currently in effect and all of which are subject to change or differing interpretations (possibly with retroactive effect). We have not obtained a ruling from the IRS or an opinion of legal or tax counsel with respect to the tax consequences of the reverse stock split. The following discussion is for information purposes only and is not intended as tax or legal advice. Each holder should seek advice based on the holder’s particular circumstances from an independent tax advisor.

YOU ARE URGED TO CONSULT YOUR TAX ADVISOR WITH RESPECT TO THE APPLICATION OF THE UNITED STATES FEDERAL INCOME TAX LAWS TO YOUR PARTICULAR SITUATION, AS WELL AS ANY TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF OUR COMMON STOCK ARISING UNDER THE UNITED STATES FEDERAL ESTATE OR GIFT TAX RULES, OR UNDER THE LAWS OF ANY STATE, LOCAL, FOREIGN OR OTHER TAXING JURISDICTION OR UNDER ANY APPLICABLE TREATY.

For purposes of this discussion, the term “U.S. holder” means a beneficial owner of Company capital stock who is for United States Federal income tax purposes:

(i)	an individual citizen or resident of the United States;

(ii)	a corporation (or other entity treated as a corporation for U.S. Federal income tax purposes) organized under the laws of the United States, any state, or the District of Columbia;

(iii)	an estate with income subject to United States Federal income tax regardless of its source; or

(iv)	a trust that (a) is subject to primary supervision by a United States court and for which United States persons control all substantial decisions or (b) has a valid election in effect under applicable Treasury Regulations to be treated as a United States person.

This discussion assumes that Company capital stock is held as a capital asset within the meaning of Code Section 1221. This discussion does not address all of the tax consequences that may be relevant to a particular Company stockholder or to Company stockholders that are subject to special treatment under United States Federal income tax laws including, but not limited to, banks, financial institutions, tax-exempt organizations, insurance companies, regulated investment companies, real estate investment trusts, entities such as partnerships or s-corporations that are treated as “flow-through” entities, or entities that are disregarded as separate from their owners for tax purposes, persons that are broker-dealers, traders in securities who elect the mark-to-market method of accounting for their securities, or Company stockholders holding their shares of Company capital stock as part of a “straddle,” “hedge,” “conversion transaction,” or other integrated transaction, U.S. expatriates, persons subject to the alternative minimum tax, to persons whose shares constitute “qualified small business stock” for purposes of Code section 1202, or persons who hold their Company capital stock through individual retirement or other tax-deferred accounts. This discussion also does not address the tax consequences to the Company, or to Company stockholders that own 5% or more of the Company’s capital stock, are affiliates of Company, or are not U.S. holders. In addition, this discussion does not address other United States Federal taxes (such as gift or estate taxes or alternative minimum taxes), the tax consequences of the reverse stock split under state, local, or foreign tax laws or certain tax reporting requirements that may be applicable with respect to the reverse stock split. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax consequences set forth below.

If a partnership (or other entity treated as a partnership for United States Federal income tax purposes) is a Company stockholder, the tax treatment of a partner in the partnership, or any equity owner of such other entity will generally depend upon the status of the person and the activities of the partnership or other entity treated as a partnership for United States Federal income tax purposes.

Tax Consequences of the Reverse Stock Split Generally

We believe that the reverse stock split will qualify as a “reorganization” under Section 368(a)(1)(E) of the Code. Accordingly, provided that the fair market value of the post-reverse stock split shares is equal to the fair market value of the pre-reverse stock split shares surrendered in the reverse stock split:

•	A U.S. holder will not recognize any gain or loss as a result of the reverse stock split;

•	A U.S. holder’s aggregate tax basis in his, her, or its post-reverse stock split shares will be equal to the aggregate tax basis in the pre-reverse stock split shares exchanged therefor;

•

A U.S. holder’s holding period for the post-reverse stock split shares will include the period during which such stockholder held the pre-reverse stock split shares surrendered in the reverse stock split; and

•

For purposes of the above discussion of the basis and holding periods for shares of Company capital stock, and except as provided therein, holders who acquired different blocks of Company capital stock at different times for different prices must calculate their basis and holding periods separately for each identifiable block of such stock exchanged, converted, canceled or received in the reverse stock split.

The receipt of cash in lieu of fractional shares of capital stock pursuant to the reverse stock split will be a taxable transaction for U.S. federal income tax purposes. A holder who receives cash in exchange for shares will generally recognize capital gain or loss for U.S. federal income tax purposes equal to the difference, if any, between the amount of cash received and the holder’s adjusted tax basis in the shares exchanged.

Information Reporting and Backup Withholding

Cash payments received by a U.S. holder of Company capital stock pursuant to the reverse stock split are subject to information reporting, and may be subject to backup withholding at the applicable rate specified by the U.S. Internal Revenue Service (currently 28%) if the holder fails to provide a valid taxpayer identification number and comply with certain certification procedures or otherwise establish an exemption from backup withholding. Backup withholding is not an additional United States Federal income tax. Rather, the U.S. Federal income tax liability of the person subject to backup withholding will be reduced by the amount of the tax withheld. If backup withholding results in an overpayment of taxes, a refund may be obtained provided that the required information is timely furnished to the IRS.

Vote Required to Approve Amendments to our Restated Certificate of Incorporation

Approval of the amendments to our Restated Certificate of Incorporation requires the affirmative vote of a majority of the common stock outstanding and entitled to vote at the Special Meeting. Abstentions will have the same effect as votes against this proposal. Because brokers have discretionary authority to vote on this proposal, we do not expect any broker non-votes in connection with this proposal.

Recommendation

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” PROPOSAL 1.

PROPOSAL 2

APPROVAL OF AN ADJOURNMENT OF THE SPECIAL MEETING

Our stockholders are being asked to consider and vote upon an adjournment of the Special Meeting, if necessary, to solicit additional proxies if there are not sufficient votes at the time of the Special Meeting to approve Proposal 1.

Approval of the adjournment of the Special Meeting requires the affirmative vote of the holders of a majority of the shares of common stock voting on the matter. Abstentions will have no effect on the outcome of this proposal. Because brokers have discretionary authority to vote on this proposal, we do not expect any broker non-votes in connection with this proposal.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” PROPOSAL 2.

STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the beneficial ownership of our common stock as of December 31, 2014, or such earlier date as indicated below, by:

•	each person, or group of affiliated persons, who is known by us to beneficially own more than 5% of the outstanding shares of our common stock;

•	each of our directors;

•	each of our “named executive officers” (as such term is defined in Item 402(a)(3) of Regulation S-K under the Exchange Act); and

•	all directors and executive officers as a group.

Unless otherwise provided, the address of each individual listed below is c/o American Superconductor Corporation, 64 Jackson Road, Devens, Massachusetts 01434.

Name of Beneficial Owner	Number of Shares Beneficially Owned (1)	Percentage of Common Stock Outstanding (2)
Five Percent Stockholders
Kevin Douglas and related group (3)	13,792,507	14.4%
c/o 125 East Sir Francis Drake Blvd. Suite 400, Larkspur, CA 94903
Directors
Daniel P. McGahn (4)	801,817	*
Vikram S. Budhraja	61,000	*
Pamela F. Lenehan (5)	18,000	*
David R. Oliver, Jr. (6)	46,400	*
John B. Vander Sande (7)	32,000	*
John W. Wood, Jr. (8)	45,000	*
Other Named Executive Officers
David A. Henry (9)	760,409	*
James F. Maguire (10)	556,649	*
All directors and executive officers as a group (8 persons) (11)	2,321,275	2.4%

*	Less than 1%.

(1)	The inclusion of any shares of common stock deemed beneficially owned does not constitute an admission of beneficial ownership of those shares. In accordance with the rules of the SEC, each stockholder is deemed to beneficially own any shares subject to stock options that are currently exercisable or exercisable within 60 days after December 31, 2014, and any reference below to shares subject to outstanding stock options held by the person in question refers only to such stock options. Except as indicated by the footnotes below, we believe that the persons and entities named in the table above have sole voting and investment power with respect to all shares of common stock that they beneficially own, subject to applicable community property laws.

(2)	To calculate the percentage of outstanding shares of common stock held by each stockholder, the number of shares deemed outstanding includes 95,691,202 shares outstanding as of December 31, 2014, plus any shares subject to outstanding stock options or warrants currently exercisable or exercisable within 60 days after December 31, 2014 held by the stockholder in question.

(3)	Information is derived from the Schedule 13D/A filed on February 14, 2013 by Kevin Douglas, Michelle Douglas, James E. Douglas III, K&M Douglas Trust, Douglas Family Trust and James Douglas and Jean

Douglas Irrevocable Descendants’ Trust, and is as of February 13, 2013. According to the Schedule 13D/A, Kevin Douglas has shared voting power with respect to 10,089,965 shares and shared dispositive power with respect to 13,792,507 shares; Michelle Douglas has shared voting power and shared dispositive power with respect to 10,089,965 shares; James E. Douglas III has sole voting power and shared dispositive power with respect to 1,381,010 shares; K&M Douglas Trust has sole voting and dispositive power with respect to 5,705,331 shares; Douglas Family Trust has sole voting and shared dispositive power with respect to 2,321,532 shares; and James Douglas and Jean Douglas Irrevocable Descendants’ Trust has sole voting and dispositive power with respect to 4,384,634 shares.

(4)	Includes 413,166 shares subject to outstanding stock options, 125,001 shares subject to certain restrictions on transfer and a risk of forfeiture in favor of AMSC and 4,159 shares held indirectly through AMSC’s 401(k) plan. Mr. McGahn has sole voting power over 801,817 of such shares and sole dispositive power over 577,010 of such shares. 224,807 shares subject to outstanding options are subject to a domestic relations agreement pursuant to which they will be transferred upon the occurrence of certain events. Therefore, Mr. McGahn does not have dispositive power over these shares.

(5)	Includes 10,000 shares subject to outstanding stock options.

(6)	Includes 20,000 shares subject to outstanding stock options.

(7)	Includes 10,000 shares subject to outstanding stock options.

(8)	Includes 20,000 shares subject to outstanding stock options.

(9)	Includes 218,000 shares subject to outstanding stock options, 350,333 shares subject to certain restrictions on transfer and risk of forfeiture in favor of the Company and 8,276 shares held indirectly through AMSC’s 401(k) plan.

(10)	Includes 123,333 shares subject to outstanding stock options, 351,999 shares subject to certain restrictions on transfer and risk of forfeiture in favor of the Company and 10,984 shares held indirectly through AMSC’s 401(k) plan.

(11)	Includes 814,499 shares subject to outstanding stock options, 827,333 shares subject to certain restrictions on transfer and risk of forfeiture in favor of the Company and 23,419 shares held indirectly through AMSC’s 401(k) plan.

OTHER MATTERS

Solicitation of Proxies

We will bear the costs of soliciting proxies. We have retained Georgeson Inc., 480 Washington Blvd., 26th Floor, Jersey City, New Jersey 07310, to solicit proxies on behalf of the Board. We expect to pay Georgeson approximately $30,000, plus expenses, for its services. In addition to solicitations by mail, our directors, officers and employees may, without additional pay, solicit proxies by telephone, facsimile, e-mail and personal interviews. We will also request brokerage houses, custodians, nominees and fiduciaries to forward copies of the proxy materials to the persons for whom they hold shares and request instructions for voting the proxies. We will reimburse the brokerage houses and other persons for their reasonable expenses in connection with this distribution.

Stockholder Proposals for 2015 Annual Meeting

Stockholder Proposals Included in Proxy Statement

To be considered for inclusion in the proxy statement relating to our 2015 Annual Meeting pursuant to Rule 14a-8, stockholder proposals must be received by our Corporate Secretary at our principal executive offices no later than February 20, 2015, which is 120 calendar days before the anniversary of the date our proxy statement was released to stockholders in connection with our 2014 Annual Meeting. If the date of the 2015 Annual Meeting is changed by more than 30 days from the anniversary date of our 2014 Annual Meeting on August 1, then the deadline is a reasonable time before we begin to print and mail proxy materials. Upon receipt of any such proposal, we will determine whether or not to include such proposal in the proxy statement and proxy in accordance with SEC regulations governing the solicitation of proxies.

Stockholder Proposals Not Included in Proxy Statement

We must receive other proposals of stockholders (including director nominations) intended to be presented at the 2015 Annual Meeting but not included in our proxy statement by May 3, 2015, but not before April 3, 2015, which is not less than 90 days nor more than 120 days prior to the anniversary date of our 2014 Annual Meeting. However, in the event the 2015 Annual Meeting is scheduled to be held on a date before July 12, 2015 or after September 30, 2015, which is 20 days before or 60 days after the anniversary date of our 2014 Annual Meeting, then your notice may be received by us at our principal executive office not earlier than the 120th day prior to the 2015 Annual Meeting and not later than the close of business on the later of (1) the 90th day before the scheduled date of such annual meeting or (2) the 10th day after the day on which we first make a public announcement of the date of such annual meeting. Any proposals we do not receive in accordance with the above standards will not be voted on at the 2015 Annual Meeting.

Each stockholder’s notice for a proposal must be timely given to our Corporate Secretary at our corporate headquarters located at 64 Jackson Road, Devens, MA 01434. Each notice is required to set forth as to each matter proposed to be brought before an annual meeting certain information and must meet other requirements specified in our bylaws, as determined by us, including (1) a brief description of the business the stockholder desires to bring before the meeting and the reasons for conducting such business at the meeting, (2) the name and address, as they appear on our stock transfer books, of the stockholder proposing such business, (3) the number of shares of our common stock beneficially owned by the stockholder making the proposal, (4) a description of all arrangements or understandings between such stockholder and any other persons in connection with the proposal and any material interest of the stockholder in such business, (5) a representation that such stockholder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting and (6) a representation whether the stockholder intends or is part of a group which intends to deliver a proxy statement or form of proxy to holders of at least the percentage of our outstanding capital stock required to approve or adopt the proposal or otherwise to solicit proxies from stockholders in support of such proposal.

For director nominations, a stockholder’s notice to our Corporate Secretary must set forth information specified in our bylaws, as to each person proposed to be nominated, including (1) the name, age, business address and residence address of such person, (2) the principal occupation or employment of such person, (3) the number of shares of our common stock which are beneficially owned by such person on the date of such stockholder notice, (4) the consent of each nominee to serve as a director if elected and (5) any other information concerning such person that must be disclosed as to nominees in proxy solicitations pursuant to the rules of the SEC. The notice must also set forth as to the stockholder giving the notice (1) the name and address, as they appear on our transfer books, of such stockholder and of any beneficial owners of our capital stock registered in such stockholder’s name and the name and address of other stockholders known by such stockholder to be supporting such nominee(s), (2) the number of shares of our common stock held of record, beneficially owned or represented by proxy by such stockholder, (3) a description of all arrangements or understandings between such stockholder and any other persons in connection with the nomination, (4) a representation that such stockholder intends to appear in person or by proxy at the annual meeting to nominate the person(s) named it its notice and (5) a representation whether the stockholder intends or is part of a group which intends to deliver a proxy statement or form of proxy to holders of at least the percentage of our outstanding capital stock required to elect the nominee or otherwise to solicit proxies from stockholders in support of such nomination.

Important Notice Regarding Delivery of Security Holder Documents

We have adopted the cost saving practice of “householding” proxy statements. Some banks, brokers and other nominee record holders are also “householding” proxy statements for their customers. This means that only one copy of our proxy statement may have been sent to multiple stockholders in your household unless we have received instructions otherwise. We will promptly deliver a separate copy of the proxy statement to you if you write our Investor Relations department at 64 Jackson Road, Devens, Massachusetts 01434 or call (978) 842-3247. If you want to receive separate copies of the proxy statement in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker, or other nominee record holder, or you may contact us at the above address and phone number.

Electronic Delivery of Stockholder Communications

If you received your Special Meeting materials by mail, we encourage you to conserve natural resources, as well as significantly reduce our printing and mailing costs, by signing up to receive your stockholder communications via e-mail. To sign up for electronic delivery, visit www.proxyvote.com. Your electronic delivery enrollment will be effective until you cancel it, which you may do at any time by following the procedures described at the website listed above. If you have questions about electronic delivery, please write our Investor Relations department at 64 Jackson Road, Devens, Massachusetts 01434 or call (978) 842-3247.

APPENDIX A

CERTIFICATE OF AMENDMENT

OF

RESTATED CERTIFICATE OF INCORPORATION

OF

AMERICAN SUPERCONDUCTOR CORPORATION

American Superconductor Corporation, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”), does hereby certify as follows:

FIRST:	That, at a meeting of the Board of Directors of the Corporation, resolutions were duly adopted recommending and declaring advisable that the Restated Certificate of Incorporation of the Corporation be amended and that such amendments be submitted to the stockholders of the Corporation for their consideration, as follows:

RESOLVED, that the first sentence of Article FOURTH of the Restated Certificate of Incorporation of the Corporation, as amended and/or restated to date, be amended and restated in its entirety to read as follows:

“That, effective on the filing of this Certificate of Amendment of Restated Certificate of Incorporation with the Office of the Secretary of State of the State of Delaware (the “Effective Time”), a one-for-[ — ]1 reverse stock split of the Corporation’s Common Stock shall become effective, pursuant to which each [ — ]1 shares of Common Stock outstanding and held of record by each stockholder of the Corporation (including treasury shares) immediately prior to the Effective Time shall be reclassified and combined into one validly issued, fully-paid and nonassessable share of Common Stock automatically and without any action by the holder thereof upon the Effective Time and shall represent one share of Common Stock from and after the Effective Time (such reclassification and combination of shares, the “Reverse Stock Split”). The par value of the Common Stock following the Reverse Stock Split shall remain at $0.01 per share. No fractional shares of Common Stock shall be issued as a result of the Reverse Stock Split. In lieu thereof, (i) with respect to holders of one or more certificates which formerly represented shares of Common Stock that were issued and outstanding immediately prior to the Effective Time, upon surrender after the Effective Time of such certificate or certificates, any holder who would otherwise be entitled to a fractional share of Common Stock as a result of the Reverse Stock Split, following the Effective Time, shall be entitled to receive a cash payment (the “Fractional Share Payment”) equal to the fraction of which such holder would otherwise be entitled multiplied by the closing price per share on the trading day immediately preceding the Effective Time as reported by The Nasdaq Global Select Market (as adjusted to give effect to the Reverse Stock Split); provided that, whether or not fractional shares would be issuable as a result of the Reverse Stock Split shall be determined on the basis of (a) the total number of shares of Common Stock that were issued and outstanding immediately prior to the Effective Time formerly represented by certificates that the holder is at the time surrendering and (b) the aggregate number of shares of Common Stock after the Effective Time into which the shares of Common Stock formerly represented by such certificates shall have been reclassified; and (ii) with respect to holders of shares of Common Stock in book-entry form in the records of the Company’s transfer agent that were issued and outstanding immediately prior to the Effective Time, any holder who would otherwise be entitled to a fractional share of Common Stock as a result of the Reverse Stock Split, following the Effective Time, shall be entitled to receive the Fractional Share Payment automatically and without any action by the holder.

[1]	Each whole number between and including eight (8) and twelve (12).

The total number of shares of capital stock which the Corporation shall have authority to issue is 75,000,000 shares of Common Stock, $0.01 par value per share (the “Common Stock”), which capital stock shall have the voting powers, preferences and relative participating, optional or other special rights, qualifications, limitations or restrictions thereof as are set forth below.”

SECOND:	That, at a special meeting of stockholders of the Corporation, the aforesaid amendments were duly adopted by the stockholders of the Corporation.

THIRD:	That, the aforesaid amendments were duly adopted in accordance with the applicable provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by its President and Chief Executive Officer on this          day of                     , 2015.

AMERICAN SUPERCONDUCTOR CORPORATION

By:
Daniel P. McGahn
President and Chief Executive Officer

AMSC
AMERICAN SUPERCONDUCTOR CORPORATION
64 JACKSON ROAD
DEVENS, MA 01434-4020
VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.
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If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.
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Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.
VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.
TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.
The Board of Directors recommends you
vote FOR proposals 1 and 2.
For
Against
Abstain
1. To approve a series of amendments to AMSC’s restated certificate of incorporation to effect a reverse stock split and to decrease the number of authorized shares of AMSC’s common stock.
2. To approve an adjournment of the Special Meeting, if necessary, to solicit additional proxies if there are not sufficient votes at the time of the Special Meeting to approve Proposal 1.
Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.
Signature [PLEASE SIGN WITHIN BOX] Date
Signature (Joint Owners) Date
0000224785_1 R1.0.0.51160

The Special Meeting of Stockholders will take place at
8:30 AM local time, on March 18, 2015 at
American Superconductor’s Headquarters located at:
64 Jackson Road
Devens, MA 01434
Important Notice Regarding the Availability of Proxy Materials for the Special Meeting: The Notice & Proxy Statement is/are available at www.proxyvote.com.
AMERICAN SUPERCONDUCTOR CORPORATION
64 Jackson Road Devens, Massachusetts 01434
Proxy for the Special Meeting of Stockholders to be held on Wednesday, March 18, 2015 This Proxy is Solicited on Behalf of the Board of Directors of the Company
The undersigned stockholder(s) of American Superconductor Corporation (the “Company”), revoking all prior proxies, hereby appoint(s) Daniel P. McGahn, David A. Henry and John R. Samia, and each of them, with full power of substitution, as proxies to represent and vote, as designated herein, all shares of common stock of the Company which the undersigned would be entitled to vote if personally present at the Special Meeting of Stockholders of the Company to be held at the Company’s headquarters located at 64 Jackson Road, Devens, MA 01434, on Wednesday, March 18, 2015, at 8:30 a.m., local time, or at any continuation, postponement or adjournment thereof (the “Meeting”).
This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder(s). If no direction is given, this proxy will be voted FOR proposals 1 and 2. Attendance of the undersigned at the Meeting will not be deemed to revoke this proxy unless the undersigned shall revoke this proxy in writing or shall deliver a subsequently dated proxy to the Secretary of the Company or shall vote in person at the Meeting.
The proxies, in their discretion, are further authorized to vote (i) on any matter that the Board of Directors did not know would be presented at the Meeting by a reasonable time before the proxy solicitation was made, and (ii) on any other matters that may properly come before the Meeting or any continuations, adjournments or postponements thereof.
Continued and to be signed on reverse side
0000224785_2 R1.0.0.51160